UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 30, 2019 (December 28, 2019)

Franchise Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of Principal Executive Offices) (Zip Code)

(757) 493-8855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FRG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 28, 2019, Franchise Group Newco Intermediate AF, LLC (“Parent”), a Delaware limited liability company and a subsidiary of Franchise Group, Inc., a Delaware corporation (“Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Freight Group, Inc., a Delaware corporation (“American Freight”), Franchise Group Merger Sub AF, Inc., a Delaware corporation and a subsidiary of Parent (“Merger Sub”) and The Jordan Company, L.P., a Delaware limited partnership solely in its capacity as representative for the Fully-Diluted Stockholders (as defined in the Merger Agreement), pursuant to which, among other things, Merger Sub will merge with and into American Freight (the “Merger”), with American Freight surviving as a wholly owned subsidiary of Parent.

Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, Parent will pay an aggregate amount of consideration worth approximately $450,000,000 in cash, subject to certain adjustments set forth in the Merger Agreement, for all of the shares of American Freight (other than shares (i) held in treasury by American Freight and (ii) held by any stockholder who has not voted in favor of the Merger and who is entitled to demand, and properly exercises and perfects, appraisal rights under Delaware law) and all of the other outstanding equity securities of American Freight (the “Merger Consideration”), as further described below. A portion of the Merger Consideration will be placed in escrow upon the closing of the Merger to fund potential payment obligations of certain former stockholders of American Freight with respect to a post-closing purchase price adjustment. In addition, the Merger Agreement includes indemnification provisions in favor of the Company and its affiliates with respect to certain litigation to which American Freight is a party.  A portion of the Merger Consideration will be paid to certain of American Freight’s former stockholders on a pro rata basis following the release of funds from an escrow account that will be established to secure such indemnification provisions.  Subject to certain exceptions, such funds will be released from escrow upon the earlier to occur of the third anniversary of the closing of the Merger and the date on which such litigation is finally determined or settled.

Prior to the effective time of the Merger (the “Effective Time”), the board of directors of American Freight will take all action necessary under American Freight’s 2015 Stock Option Plan and the Warrant Documents (as defined in the Merger Agreement) so that (i) immediately prior to the Effective Time each issued and outstanding In-the-Money Option and In-the-Money Warrant (each as defined in the Merger Agreement), in each case, that is unexercisable or otherwise unvested, shall automatically be deemed exercisable or otherwise vested, (ii) at the Effective Time, each Option and Warrant (as defined in the Merger Agreement), in each case, that is not an In-the-Money Option or and In-the-Money Warrant, as applicable, shall be automatically canceled and extinguished with no right to receive any consideration or payment and (iii) at the Effective Time all issued and outstanding In-the-Money Options and In-the-Money Warrants will be deemed exercised and automatically converted into the right to receive, at such time and in the manner provided in, and subject to adjustment in accordance with, the Merger Agreement, the applicable Per Option Merger Consideration and Per Warrant Merger Consideration (each as defined in the Merger Agreement), as applicable.

Consummation of the Merger is subject to certain customary conditions, including, without limitation: (i) the adoption of the Merger Agreement and approval of the Merger by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock and Series A Preferred Stock of American Freight; and (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

In connection with the Merger, Parent and Merger Sub have obtained a customary buyer’s representation and warranty insurance policy providing for up to $36,000,000 in coverage in the case of breaches of the representations and warranties contained in the Merger Agreement, subject to certain exclusions and an initial 0.75% retention, which drops down to 0.50% after 12 months following the closing of the Merger.

The parties to the Merger Agreement have each made customary representations and warranties in the Merger Agreement.

The Merger Agreement contains certain customary termination rights for Parent and American Freight, including a right by either party to terminate the Merger Agreement if the Merger is not consummated by March 15, 2020.

Upon termination of the Merger Agreement under specified circumstances, Parent will be required to pay American Freight a termination fee of $30,000,000.  Concurrently with the execution of the Merger Agreement, the Company has entered into a customary limited guaranty in favor of American Freight to guaranty certain obligations of Parent under the Merger Agreement (including the obligation of Parent  to pay such termination fee to American Freight pursuant to the Merger Agreement).

The Company has secured committed debt financing from two financial institutions (the “Financing”), providing the Company with sufficient cash  to consummate the Merger, to refinance substantially all outstanding indebtedness of Sears Outlet and Buddy’s Home Furnishings, each a subsidiary of the Company, and American Freight, and pay all related fees and expenses with respect to the Merger and such refinancings. The Company has agreed to use commercially reasonable efforts to obtain the Financing; however, consummation of the Merger is not conditioned on the availability of any financing.

The representations, warranties, covenants and agreements of American Freight contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants: (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement; (iii) are subject to certain materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors; and (iv) were made only as of the date of the Merger Agreement and, in the event that the closing of the Merger occurs, as of the date of such closing, or such other date as is specified in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding American Freight, its subsidiaries or their respective businesses. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 and incorporated by reference.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, those that contain, or are identified by, words such as “outlook”, “guidance”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “could” or the negative version of these words or other comparable words. Forward-looking statements may include, but are not limited to, statements relating to the Merger and the Financing, which is subject to various significant risks and uncertainties, many of which are outside of the control of the Company. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from historical results and any future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors that could cause actual results to differ materially from forward-looking statements include, among others, the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the business and stock price of the Company; the risk of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Merger on the ability of the Company and American Freight to retain and hire key personnel and maintain relationships with their customers, suppliers, partners and others with whom they do business, or on their respective operating results and business generally; risks associated with the diversion of management’s attention from ongoing business operations due to the Merger; legal proceedings related to the Merger; costs, charges or expenses resulting from the Merger; the franchising of the American Freight business; and the ability of the Company to implement and execute on its franchise-centric business model; the strength of the economy; changes in the overall level of consumer spending; the performance of the products and services of the Company and American Freight within the prevailing retail or other business environment; implementation of the strategy of the Company and American Freight; management changes; maintaining appropriate levels of inventory; changes in tax policy; ecommerce relationships; disruptions of repair and distribution facilities or information systems; or the failure to satisfy any of the other conditions to the completion of the Merger. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended April 30, 2019, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this report are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this report. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01. Other Events.

On December 30, 2019, the Company, issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

2.1*	Agreement and Plan of Merger, dated as of December 28, 2019, by and among Franchise Group Newco Intermediate AF, LLC, American Freight Group, Inc., Franchise Group Merger Sub AF, Inc., and The Jordan Company, L.P., solely in its capacity as representative for the Fully-Diluted Stockholders.

99.1	Press release dated December 30, 2019.

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Merger Agreement have been omitted from this Report and will be furnished supplementally to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of December 28, 2019, by and among Franchise Group Newco Intermediate AF, LLC, American Freight Group, Inc., Franchise Group Merger Sub AF, Inc., and The Jordan Company, L.P., solely in its capacity as representative

99.1	Press Release dated December 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franchise Group, Inc.

Date: December 30, 2019	By:	/s/ Eric F. Seeton
Eric F. Seeton
Chief Financial Officer